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                                  EXHIBIT 99.7


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[LOGO] Magyar Bank



December 9, 2005



Dear Depositor:

        Magyar Bank is reorganizing into the mutual holding company structure and offering shares of common stock of Magyar Bancorp, Inc., our newly formed holding company, to eligible depositors of the Bank. On November 23, 2005, the prospectus and related offering material was mailed to our eligible depositors. However, due to a production error by a third party involved in the mailing process, there may have been a delay in the delivery of this material.

        In order to ensure that all of our depositors have had the fullest opportunity to consider and participate in our offering, we are enclosing another copy of the offering prospectus, stock order form and related material. In addition, MAGYAR BANK IS EXTENDING THE DEADLINE FOR RECEIPT OF STOCK ORDERS FROM DECEMBER 16, 2005 TO 12:00 NOON, EASTERN TIME, ON DECEMBER 30, 2005.

        If you already have submitted a stock order form, your order will be processed in accordance with the terms of the Bank's Plan of Reorganization, and no further action is required.

        Please feel free to call the Stock Information Center at (732) 214-2092 if you have any questions.

                                          Sincerely,

                                          /s/ Elizabeth E. Hance

                                          Elizabeth E. Hance
                                          President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

VA

[LOGO] Magyar Bank


December 9, 2005



Dear Friend:

        Magyar Bank is reorganizing into the mutual holding company structure and offering shares of common stock of Magyar Bancorp, Inc., our newly formed holding company, to eligible current and past depositors of the Bank and others. On November 23, 2005, the prospectus and related offering material was mailed to our eligible depositors. However, due to a production error by a third party involved in the mailing process, there may have been a delay in the delivery of this material to some of our depositors.

        In order to ensure that all prospective investors have had the fullest opportunity to consider and participate in our offering, we are enclosing another copy of the offering prospectus, stock order form and return envelope. In addition, MAGYAR BANK IS EXTENDING THE DEADLINE FOR RECEIPT OF STOCK ORDERS FROM DECEMBER 16, 2005 TO 12:00 NOON, EASTERN TIME, ON DECEMBER 30, 2005.

        If you already have submitted a stock order form, your order will be processed in accordance with the terms of the Bank's Plan of Reorganization, and no further action is required.

        Please feel free to call the Stock Information Center at (732) 214-2092 if you have any questions.

                                          Sincerely,

                                          /s/ Elizabeth E. Hance

                                          Elizabeth E. Hance
                                          President and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

CA

[LOGO] Magyar Bank


December 9, 2005


Dear Friend:

        Magyar Bank is reorganizing into the mutual holding company structure and offering shares of common stock of Magyar Bancorp, Inc., our newly formed holding company, to eligible depositors of the Bank and others. On November 23, 2005, the prospectus and related offering material was mailed to our eligible depositors. However, due to a production error by a third party involved in the mailing process, there may have been a delay in the delivery of this material to some of our depositors. In order to ensure that all prospective investors have the fullest opportunity to consider and participate in our offering, MAGYAR BANK IS EXTENDING THE DEADLINE FOR RECEIPT OF STOCK ORDERS FROM DECEMBER 16, 2005 TO 12:00 NOON, EASTERN TIME, ON DECEMBER 30, 2005.

        If you already have submitted a stock order form, your order will be processed in accordance with the terms of the Bank's Plan of Reorganization, and no further action is required.

        Please feel free to call the Stock Information Center at (732) 214-2092 if you have any questions.

                                          Sincerely,

                                          /s/ Elizabeth E. Hance

                                          Elizabeth E. Hance
                                          President and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

C

[LOGO] Magyar Bank


December 9, 2005



Dear Depositor:

        Magyar Bank is reorganizing into the mutual holding company structure and offering shares of common stock of Magyar Bancorp, Inc., our newly formed holding company, to eligible depositors of the Bank. On November 23, 2005, the prospectus and related offering material was mailed to our eligible depositors. However, due to a production error by a third party involved in the mailing process, there may have been a delay in the delivery of this material. In order to ensure that all of our depositors have the fullest opportunity to consider and participate in our offering, MAGYAR BANK IS EXTENDING THE DEADLINE FOR RECEIPT OF STOCK ORDERS FROM DECEMBER 16, 2005 TO 12:00 NOON, EASTERN TIME, ON DECEMBER 30, 2005.

        If you already have submitted a stock order form, your order will be processed in accordance with the terms of the Bank's Plan of Reorganization, and no further action is required.

        Please feel free to call the Stock Information Center at (732) 214-2092 if you have any questions.

                                          Sincerely,

                                          /s/ Elizabeth E. Hance

                                          Elizabeth E. Hance
                                          President and Chief Executive Officer



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

EL